UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2026

Gladstone Land Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35795	54-1892552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1521 Westbranch Drive, Suite 100, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 287-5800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LAND	The Nasdaq Stock Market, LLC
6.00% Series B Cumulative Redeemable Preferred Stock, $0.001 par value per share	LANDO	The Nasdaq Stock Market, LLC
6.00% Series C Cumulative Redeemable Preferred Stock, $0.001 par value per share	LANDP	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Investment Officer

On March 20, 2026, the Board appointed John Sateri as the Chief Investment Officer (“CIO”) of Gladstone Land Corporation (the “Company”), effective immediately, and contemporaneously with his appointment as the Company’s CIO, Mr. Sateri was also appointed as the CIO of Gladstone Capital Corporation, Gladstone Commercial Corporation, Gladstone Investment Corporation, and Gladstone Management Corporation (the “Adviser”). Mr. Sateri, age 58, has been with the Gladstone Companies since April 2007. Since September 2021, Mr. Sateri has served as Executive Vice President of Investments of the Adviser, serving as a member of the Investment Committee supporting all Gladstone managed credit, equity, and real estate funds (including the Company, Gladstone Commercial Corporation, Gladstone Investment Corporation, and Gladstone Capital Corporation) as well as originating debt and equity investments in privately held companies. Mr. Sateri has also served as the President of the Gladstone Alternative Income Fund (“GALT”) since its inception in June 2024. Mr. Sateri is active on numerous private company boards and holds a bachelor’s degree in Business Administration from The University of Hawaii at Manoa and a master’s degree in Real Estate Development from the University of Maryland at College Park.

None of the Company’s executive officers receive direct compensation from the Company as the Company does not currently have any employees and does not expect to have any employees in the foreseeable future. Rather, all of the Company’s officers and other personnel are employed by the Adviser or Gladstone Administration, LLC (the “Administrator”). For a discussion of the terms of the Company’s Advisory and Administration Agreements with the Adviser and the Administrator, respectively, see “Transactions With Related Persons” in the Company’s annual proxy statement; otherwise, there are no transactions between Mr. Sateri and the Company required to be reported under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Sateri and any director or executive officer of the Company and there are no arrangements or understandings between Mr. Sateri and any other persons with respect to this promotion.

All statements contained in this Current Report on Form 8-K, other than historical facts, may constitute “forward-looking statements” within the meaning of Section 27A of the Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements involve inherent risks and uncertainties as they relate to expectations, beliefs, projections, future plans and strategies, anticipated events, or trends concerning matters that are not historical facts and may ultimately prove to be incorrect or false. Forward-looking statements include information about possible or assumed future events, including, without limitation, those relating to future performance. Words such as “may,” “will,” “plan,” and variations of these words and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements contain these words. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors that could cause actual results to differ materially from those included within or contemplated by such statements, including, but not limited to, the description of risks and uncertainties in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2026, and certain other filings made with the SEC (accessible at www.sec.gov). The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Land Corporation (Registrant)

March 23, 2026	By:	/s/ Lewis Parrish
Lewis Parrish
Chief Financial Officer and Assistant Treasurer